Exhibit 99.1
CR-10-03
THE GEO GROUP REPORTS FOURTH QUARTER 2009 RESULTS
AND ANNOUNCES $80.0 MILLION STOCK REPURCHASE PROGRAM
•	4Q GAAP Reported Earnings from Continuing Operations of $15.5 Million — $0.30 EPS

•	4Q Pro-Forma Earnings Increased 10% to $21.0 Million — $0.40 EPS

•	Board of Directors Approves $80.0 Million Stock Repurchase Program

•	Full-Year 2010 Pro Forma EPS Guidance of $1.36 to $1.46 and 2010 Adjusted Free Cash Flow per Share of $2.13 to $2.23
Boca Raton, Fla. — February 22, 2010 — The GEO Group (NYSE: GEO) (“GEO”) today reported fourth quarter and full-year 2009 financial results. GEO reported fourth quarter 2009 GAAP income from continuing operations of $15.5 million, or $0.30 per diluted share, which includes a one-time, after-tax expense of $4.2 million, or $0.08 per share, related to the early extinguishment of debt. These results compare to $20.2 million, or $0.39 per diluted share, in the fourth quarter of 2008, which included a one-time international tax benefit of $1.9 million, or $0.04 per share. Adjusted for these items as well as after-tax start-up/transition expenses, GEO’s fourth quarter 2009 pro forma income from continuing operations increased to $21.0 million, or $0.40 per diluted share, from pro forma income from continuing operations of $19.2 million, or $0.37 per diluted share, in the fourth quarter of 2008.
For the full-year 2009, GEO reported GAAP income from continuing operations of $66.3 million, or $1.28 per diluted share, compared to $61.5 million, or $1.19 per diluted share, for the full-year 2008. Pro forma income from continuing operations for the full-year 2009 increased to $73.5 million, or $1.42 per diluted share, from pro forma income from continuing operations of $64.6 million, or $1.25 per diluted share, for the full-year 2008.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our strong fourth quarter and year-end earnings results, which continue to be driven by sound operational and financial results from our diversified business units. Our initial projections for 2010 take into account additional expenses related to our recent refinancing transactions as well as the carrying costs of our capital expansion projects.
We continue to be optimistic about the long term growth prospects for our company, and with our strengthened balance sheet, we now have the flexibility to pursue long term growth opportunities, while enhancing our shareholders’ returns with the implementation of a stock repurchase program that has been approved by our Board of Directors,” Mr. Zoley added.
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NEWS RELEASE
Pro forma income from continuing operations excludes start-up/transition expenses, and other items as set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP income from continuing operations for the fourth quarter and full-year 2009. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations.
Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

(In thousands except per share data)	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	3-Jan-10	28-Dec-08	3-Jan-10	28-Dec-08
Income from continuing operations	$15,480	$20,216	$66,300	$61,453
Start-up/transition expenses, net of tax	1,300	839	3,008	5,062
Loss on extinguishment of debt, net of tax	4,232	—	4,232	—
International tax benefit, net of tax	—	(1,875)	—	(1,875)

Pro forma income from continuing operations	$21,012	$19,180	$73,540	$64,640

Diluted earnings per share
Income from Continuing Operations	$0.30	$0.39	$1.28	$1.19
Start-up/transition expenses, net of tax	0.02	0.02	0.06	0.10
Loss on extinguishment of debt, net of tax	0.08	—	0.08	—
International tax benefit, net of tax	—	(0.04)	—	(0.04)

Diluted pro forma earnings per share	$0.40	$0.37	$1.42	$1.25

Weighted average common shares outstanding-diluted	52,164	51,731	51,922	51,830
Business Segment Results
The following table presents a summary of GEO’s segment financial results for the fourth quarter and full-year 2009.
Table 2. Business Segment Results

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	3-Jan-10	28-Dec-08	3-Jan-10	28-Dec-08
Revenues
U.S. Corrections	$207,426	$191,009	$784,066	$711,038
International Services	44,954	25,745	137,171	128,672
GEO Care	37,633	28,336	121,818	117,399
Construction	20,772	11,363	98,035	85,897

	$310,785	$256,453	$1,141,090	$1,043,006

Operating Expenses
U.S. Corrections	$146,430	$135,099	$565,291	$516,963
International Services	42,425	23,176	127,964	116,985
GEO Care	32,343	24,761	106,447	103,140
Construction	20,566	11,349	97,654	85,571

	$241,764	$194,385	$897,356	$822,659

Depreciation & Amortization Expense
U.S. Corrections	$8,998	$9,093	$35,955	$34,010
International Services	411	355	1,448	1,556
GEO Care	835	435	1,903	1,840
Construction	—	—	—	—

	$10,244	$9,883	$39,306	$37,406

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NEWS RELEASE
Table 2. Business Segment Results (Continued)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	3-Jan-10	28-Dec-08	3-Jan-10	28-Dec-08
Compensated Mandays
U.S. Corrections	3,804,163	3,508,703	14,512,307	13,303,440
International Services	641,241	525,161	2,240,384	2,100,643
GEO Care	179,973	133,980	580,005	542,849

	4,625,377	4,167,844	17,332,696	15,946,932

Revenue Producing Beds
U.S. Corrections	40,972	42,162	40,972	42,162
International Services	6,854	5,771	6,854	5,771
GEO Care	1,890	1,476	1,890	1,476

	49,716	49,409	49,716	49,409

Average Occupancy
U.S. Corrections	93.2%	95.1%	93.7%	95.7%
International Services	100.0%	100.0%	100.0%	100.0%
GEO Care	97.2%	100.0%	96.8%	100.0%

	94.2%	95.9%	94.6%	96.4%

Adjusted EBITDA
Fourth quarter 2009 Adjusted EBITDA increased to $52.9 million from $49.4 million in the fourth quarter of 2008. For the full-year 2009, Adjusted EBITDA increased to $183.1 million from $163.8 million for the full-year 2008. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net income for the fourth quarter and full-year 2009.
Table 3. Reconciliation from Adjusted EBITDA to GAAP Net Income

(In thousands)	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	3-Jan-10	28-Dec-08	3-Jan-10	28-Dec-08
Net income	$15,480	$16,437	$65,954	$58,902
Interest expense, net	6,597	7,070	23,575	23,157
Income tax provision	11,667	10,187	41,991	33,803
Depreciation and amortization	10,244	9,883	39,306	37,406

EBITDA	$43,988	$43,577	$170,826	$153,268

Adjustments, pre-tax
Discontinued operations, (income) loss	—	4,418	562	2,315
Start-up/transition expenses	2,100	1,358	4,885	8,186
Loss on extinguishment of debt	6,839	—	6,839	—

Adjusted EBITDA	$52,927	$49,353	$183,112	$163,769

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NEWS RELEASE
Adjusted Free Cash Flow
Adjusted Free Cash Flow for the fourth quarter of 2009 was $33.4 million compared to $33.9 million for the fourth quarter of 2008. For the full-year 2009, Adjusted Free Cash Flow increased to $117.4 million, or $2.26 per share, from $93.9 million, or $1.81 per share, for the full-year 2008. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Free Cash Flow. The following table presents a reconciliation from Adjusted Free Cash Flow to GAAP income from continuing operations for the fourth quarter and full-year 2009.
Table 4. Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations

(In thousands)	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	3-Jan-10	28-Dec-08	3-Jan-10	28-Dec-08
Income from Continuing Operations	$15,480	$20,216	$66,300	$61,453
Depreciation and Amortization	10,244	9,883	39,306	37,406
Income Tax Provision	11,667	10,187	41,991	33,803
Income Taxes Paid	(10,222)	(3,839)	(34,185)	(29,895)
Stock Based Compensation	1,964	1,563	5,321	4,469
Maintenance Capital Expenditures	(4,812)	(2,476)	(11,491)	(11,749)
Equity in Earnings of Affiliates, Net of Income Tax	(1,110)	(2,614)	(3,517)	(4,623)
Amortization of Debt Costs and Other Non-Cash	3,393	985	6,864	3,040
Interest Loss on extinguishment of debt	6,839	—	6,839	—

Adjusted Free Cash Flow	$33,443	$33,905	$117,428	$93,904

Stock Repurchase Program
GEO’s Board of Directors has approved a stock repurchase program of up to $80.0 million of GEO’s common stock effective through March 31, 2011. The stock repurchase program will be funded primarily with cash on hand, borrowings under GEO’s revolving credit facility, and free cash flow. GEO believes it has the ability to fund the stock repurchase program, its working capital, its debt service requirements, and its maintenance and growth capital expenditure requirements, while maintaining sufficient liquidity for other corporate purposes.
The stock repurchase is intended to be implemented through purchases made from time to time in the open market or in privately negotiated transactions, in accordance with applicable Securities and Exchange requirements. The program may also include repurchases from time to time from executive officers or directors of vested restricted stock and/or vested stock options. The stock repurchase program does not obligate GEO to purchase any specific amount of its common stock and may be suspended or extended at any time at the company’s discretion. As of February 16, 2010, GEO had approximately 51.6 million shares outstanding.
2010 Financial Guidance
GEO issued its initial financial guidance for 2010. GEO expects 2010 total revenues to be in the range of $1.11 billion to $1.13 billion, including $20.0 million in construction revenues. GEO expects 2010 earnings to be in the pro forma range of $1.36 to $1.46 per share, exclusive of $0.01 per share in after-tax start-up/transition expenses. GEO expects GAAP earnings to be in a range of $1.35 to $1.45 per share. GEO has also provided initial 2010 guidance for Adjusted Free Cash Flow in a range of $2.13 to $2.23 per share.
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NEWS RELEASE
GEO’s 2010 guidance is impacted by higher interest expense and higher depreciation and amortization expense as a result of GEO’s recent refinancing transactions in late-October 2009 and the completion of several of GEO’s capital expansion projects in late 2009 and early 2010.
GEO’s initial guidance for 2010 does not include any revenue contribution from the potential activation of GEO’s expanded, 1,755-bed North Lake Correctional Facility in Michigan or the company-owned 1,100-bed expansion of the 432-bed Aurora Processing Center in Colorado. GEO’s guidance does include the carrying costs related to the completion of these two company-owned expansion projects.
Additionally, the State of Florida continues to experience budgetary pressures and is evaluating when to open the new 2,000-bed Blackwater River Correctional Facility. GEO has not included any revenue contribution for this managed-only project in its initial guidance for 2010.
For the first quarter 2010, GEO expects total revenues to be in the range of $286.0 million to $291.0 million, including $15.0 million in construction revenues. GEO expects first quarter earnings to be in a GAAP and pro forma range of $0.32 to $0.34 per share.
Compared to the fourth quarter 2009, GEO’s first quarter 2010 guidance reflects one less week of operations estimated to have an earnings contribution of $0.02 to $0.03 per share. Additionally, GEO’s first quarter 2010 guidance also reflects higher payroll tax costs estimated to be $0.02 to $0.03 per share, and is impacted by higher interest expense and higher depreciation and amortization expense as discussed above and by normal seasonal population declines.
GEO expects 2010 Adjusted EBITDA to be in the range of $180.0 million to $190.0 million and 2010 Adjusted Free Cash Flow to be in the range of $112.0 million to $117.0 million, or $2.13 to $2.23 per share.
GEO’s guidance is based on a number of assumptions related to GEO’s business including the continued operation of GEO’s current contracts at projected occupancy levels.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) today to discuss GEO’s fourth quarter and full-year 2009 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-804-6925 and the international call-in number is 1-857-350-1671. The participant pass-code for the conference call is 63374177. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 22, 2010 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 31936615.
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NEWS RELEASE
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of 62 correctional and residential treatment facilities with a total design capacity of approximately 60,000 beds, including projects under development.
Important Information on GEO’s Non-GAAP Financial Measures
Pro forma income from continuing operations, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro forma income from continuing operations is defined as income from continuing operations excluding start-up/transition expenses and other items as set forth in Table 1 above. Adjusted EBITDA is defined as EBITDA excluding start-up/transition expenses and other items as set forth in Table 3 above. Adjusted Free Cash Flow is defined as income from continuing operations after giving effect to the items set forth in Table 4 above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included above in Tables 1, 3, and 4, respectively. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2010 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
Fourth quarter and full year 2009 financial tables to follow:

NEWS RELEASE
THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE FISCAL QUARTER AND FISCAL YEAR ENDED
JANUARY 3, 2010 AND DECEMBER 28, 2008
(In thousands, except per share data)
(UNAUDITED)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008
Revenues	$310,785	$256,453	$1,141,090	$1,043,006
Operating expenses	241,764	194,385	897,356	822,659
Depreciation and amortization	10,244	9,883	39,306	37,406
General and administrative expenses	19,304	17,326	69,240	69,151

Operating income	39,473	34,859	135,188	113,790
Interest income	1,423	1,465	4,943	7,045
Interest expense	(8,020)	(8,535)	(28,518)	(30,202)
Loss on extinguishment of debt	(6,839)	—	(6,839)	—

Income before income taxes, equity in earnings of affiliate and discontinued operations	26,037	27,789	104,774	90,633
Provision for income taxes	11,667	10,187	41,991	33,803
Equity in earnings of affiliate, net of income tax provision (benefit) of $432, $250, $1,368 and $(805)	1,110	2,614	3,517	4,623

Income from continuing operations	15,480	20,216	66,300	61,453
Income (loss) from discontinued operations, net of tax provision (benefit) of $0, $(639), $(216) and $236	—	(3,779)	(346)	(2,551)

Net income	$15,480	$16,437	$65,954	$58,902

Weighted-average common shares outstanding:
Basic	51,110	50,669	50,879	50,539

Diluted	52,164	51,731	51,922	51,830

Income per common share:
Basic:
Income from continuing operations	$0.30	$0.40	$1.30	$1.22
Loss from discontinued operations	—	(0.08)	—	(0.05)

Net income per share-basic	$0.30	$0.32	$1.30	$1.17

Diluted:
Income from continuing operations	$0.30	$0.39	$1.28	$1.19
Loss from discontinued operations	—	(0.07)	(0.01)	(0.05)

Net income per share-diluted	$0.30	$0.32	$1.27	$1.14

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NEWS RELEASE
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
January 3, 2010 and December 28, 2008
(In thousands, except share data)

	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$33,856	$31,655
Restricted cash	13,313	13,318
Accounts receivable, less allowance for doubtful accounts of $429 and $625	200,756	199,665
Deferred income tax asset, net	17,020	17,340
Other current assets	14,689	12,911
Current assets of discontinued operations	—	7,031

Total current assets	279,634	281,920

Restricted Cash	20,755	19,379
Property and Equipment, Net	998,560	878,616
Assets Held for Sale	4,348	4,348
Direct Finance Lease Receivable	37,162	31,195
Deferred Income Tax Assets, Net	—	4,417
Goodwill	40,090	22,202
Intangible Assets, Net	17,579	12,393
Other Non-Current Assets	49,690	33,942
Non-Current Assets of Discontinued Operations	—	209

	$1,447,818	$1,288,621

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$51,856	$56,143
Accrued payroll and related taxes	25,209	27,957
Accrued expenses	80,759	82,442
Current portion of capital lease obligations, long-term debt and non-recourse debt	19,624	17,925
Current liabilities of discontinued operations	—	1,459

Total current liabilities	177,448	185,926

Deferred Income Tax Liability	7,060	14
Other Non-Current Liabilities	33,142	28,876
Capital Lease Obligations	14,419	15,126
Long-Term Debt	453,860	378,448
Non-Recourse Debt	96,791	100,634
Total Shareholders’ Equity	665,098	579,597

	$1,447,818	$1,288,621

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